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                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountants


We have issued our report dated December 22, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Robotic Vision Systems, Inc. and its subsidiaries on Form 10-K for the year ended September 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Robotic Vision Systems, Inc. on Forms S-8 ( File Nos. 33-45474, 33-63289, 33-64039, 33-70960, 333-14529, 333-03139 ,
333-26149 and 333-40242).


                                        /s/ Grant Thornton LLP


Boston, Massachusetts
December 22, 2003